Exhibit 99.1

PROMISSORY NOTE

U.S. $175,000	November 16, 2004

FOR VALUE RECEIVED, the undersigned, Zamba Corporation, a Delaware corporation, and each of its affiliates and principals (collectively “Borrower”), hereby unconditionally promises to pay to the order of TECHNOLOGY SOLUTIONS COMPANY, a Delaware corporation (“Lender”), having its principal office at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601, in lawful money of the United States of America and in immediately available funds, the sum of ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS AND NO CENTS ($175,000).  Interest shall accrue on these amounts during the term of this Note at a rate of 8% per annum, compounded daily. The indebtedness evidenced hereby with all accrued interest shall be due and payable in full one hundred eighty days from the date of this Note (the “Payment Date”).

Borrower reserves the right to prepay this Note, in whole or in part, at any time without penalty.

All payments under this Note shall be made by Borrower to Lender, at Lender’s principal place of business as set forth above, or at such other place as Lender may from time to time designate in writing.

The occurrence or existence of one or more of the following events shall constitute an event of default (“Default”) under this Note: (i) the failure of Borrower to pay when due any principal or interest due hereunder; or (ii) (a) Borrower shall become generally unable to pay his debts as they become due, or (b) Borrower shall make an assignment for the benefit of creditors, or (c) Borrower shall call a meeting of creditors for the composition of debts, or (d) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower, or a custodian, receiver or agent is appointed or authorized to take charge of any of Borrower’s properties, or Borrower takes any action to authorize any of the foregoing.

In an event of Default, Lender may, by notice to Borrower, declare all the indebtedness evidenced by this Note to be, and thereupon such indebtedness shall become, immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. In the event of Default, the unpaid principal amount of this Note shall thereafter accrue interest at an annual rate of fifteen per cent (15%) which interest shall be due and payable when and as accrued and shall be added to the principal balance of this Note if unpaid.

If payment hereunder becomes due and payable on a day which is not a “Business Day” (as defined below), the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. “Business Day” shall mean a day on which banks in Chicago, Illinois are open for the transaction of banking business. In no case or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.

Any notice hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

If to Borrower:

Zamba Corporation

3033 Excelsior Blvd., Suite 200

Minneapolis, MN 55416

Attention: President

If to Lender:

Technology Solutions Company

205 North Michigan Avenue, Suite 1500

Chicago, Illinois  60601

Attention:  Chief Financial Officer

Borrower and Lender may each designate additional or different address by notice to the other party as provided herein.

Lender shall be under no obligation to marshal any assets in favor of Borrower in payment of any or all of Borrower’s liabilities hereunder.  To the extent that Borrower makes a payment or payments to Lender, and such payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, provincial, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part hereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Any dispute between Lender and Borrower arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Note, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws and not the conflicts of law provisions of the State of Illinois.

Except as provided in the immediately succeeding paragraph, Lender and Borrower each agree that all disputes between them arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Note and whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in Cook County, Illinois, but Lender and Borrower acknowledge that any appeals from those courts may have to be heard by a court located outside of Cook County, Illinois. Borrower waives any and all objections that he may have to the location of the court considering the dispute.

Borrower agrees that Lender shall have the right to proceed against Borrower or his property in a court in any location to enable Lender to enforce a judgment or other court order entered in favor of Lender. Borrower agrees that he will not assert any permissive counterclaims in any proceeding brought by Lender to enforce a judgment or other court order in favor of Lender. Borrower waives any objection that he may have to the location of the court in which Lender has commenced a proceeding described in this paragraph.

Borrower waives personal service of any process upon him and consents that all such service of process be made by registered mail directed to Borrower at the address stated herein.

Borrower waives the posting of any bond otherwise required of Lender to enforce any judgment or other court order entered in favor of Lender, or to enforce this note by specific performance, temporary restraining order, preliminary or permanent injunction.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, receiver and manager, trustee or debtor-in-possession of or for Borrower.

By:	/s/ Michael H. Carrel
Zamba Corporation and affiliates Borrower